Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 12, 2014, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-196837) and related Preliminary Prospectus of Ironshore Inc. dated August 4, 2014.

/s/ Ernst & Young LLP

New York, New York

August 4, 2014